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                                                                      EXHIBIT 21


                       Subsidiaries of the Registrant


                                                            Jurisdiction of
Name                                                        Incorporation
- ----                                                        ----------------

Phoenix Telcom, Inc.                                        California

Phoenix Network, Inc. of New Hampshire                      New Hampshire

Phoenix Merger Corp.                                        Delaware

Phoenix Network Acquisition Corp.                           Delaware